Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST

INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)

HSBC Bank USA, National Association

(Exact name of trustee as specified in its charter)

N/A	20-1177241
(Jurisdiction of incorporation	(I.R.S. Employer
or organization if not a U.S.	Identification No.)
national bank)

66 Hudson Boulevard East

New York, New York 10001

(Address of principal executive offices)

(Zip Code)

Jamie Pratt, Managing Director

HSBC Bank USA, National Association

66 Hudson Boulevard East

New York, New York 10001

Tel: (212) 525-6039

(Name, address and telephone number of agent for service)

AGCO Corporation

(Exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	58-1960019
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

425 River Green Parkway Duluth, Georgia	30096
(Address of principal executive offices)	(Zip Code)

Senior Debt Securities

(Title of Indenture Securities)

*TABLE OF ADDITIONAL REGISTRANTS

The following direct and indirect subsidiaries of AGCO Corporation may guarantee debt securities issued by AGCO Corporation and are co-registrants under this registration statement with respect to the guarantees only.

Exact Name of Additional Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
AGCO International Holdings B.V.	The Netherlands	Not applicable
AGCO International GmbH	Switzerland	Not applicable
Massey Ferguson Corp.	Delaware	58-2119606
The GSI Group, LLC	Delaware	37-0856587

* The name, address, including zip code, and telephone number, including area code, of the principal executive office of AGCO International Holdings B.V. is Horsterweg 66a, 5971 NG Grubbenvorst, the Netherlands, telephone +31 77 327 8400. The name, address, including zip code, and telephone number, including area code, of the principal executive office of AGCO International GmbH is Victor von Bruns-Strasse 17, CH 8212 Neuhausen am Rheinfall, Switzerland, telephone +41 52 725 2200. The name, address, including zip code, and telephone number, including area code, of the principal executive offices of Massey Ferguson Corp. and The GSI Group, LLC is 4205 River Green Parkway, Duluth, Georgia 30096, telephone number (770) 813-9200. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is Damon Audia, Senior Vice President and Chief Financial Officer, AGCO Corporation, 4205 River Green Parkway, Duluth, Georgia 30096, telephone number (770) 813-9200. The primary standard industrial classification code for each additional registrant is 3523.

General

Item 1. General Information.

Furnish the following information as to the trustee:

(a) Name and address of each examining or supervisory authority to which it is subject.

Comptroller of the Currency, New York, NY.

Federal Deposit Insurance Corporation, Washington, D.C.

Board of Governors of the Federal Reserve System, Washington, D.C.

(b) Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2. Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None

Items 3-15. Not Applicable

Item 16. List of Exhibits

Exhibit

T1A(i)	(1)	Copy of the Articles of Association of HSBC Bank USA, National Association.

T1A(ii)	(1)	Certificate of the Comptroller of the Currency dated July 1, 2004 as to the authority of HSBC Bank USA, National Association to commence business.

T1A(iii)	(2)	Certificate of Fiduciary Powers dated August 18, 2004 for HSBC Bank USA, National Association

T1A(iv)	(1)	Copy of the existing By-Laws of HSBC Bank USA, National Association.

T1A(v)		Not applicable.

T1A(vi)	(2)	Consent of HSBC Bank USA, National Association required by Section 321(b) of the Trust Indenture Act of 1939.

T1A(vii)		Copy of the latest report of condition of the trustee (December 31, 2023), published pursuant to law or the requirement of its supervisory or examining authority.

T1A(viii)		Not applicable.

T1A(ix)		Not applicable.

(1)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-118523 and incorporated herein by reference thereto.
(2)	Exhibits previously filed with the Securities and Exchange Commission with Registration No. 333-125197 and incorporated herein by reference thereto.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 7th day of March, 2024.

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Oneaka Hendricks
Name: Oneaka Hendricks
Title: Vice President

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for A Bank With Domestic and Foreign Offices - FFIEC 031

Report at the close of business December 31, 2023

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State non member banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

(20231231)

(RCON 9999)

Unless the context indicates otherwise, the term “bank” in this report form refers to both banks and savings associations.

NOTE: Each bank’s board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions.The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state non member banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

Signature of Chief Financial Officer (or Equivalent)	Director (Trustee)

Date of Signature	Director (Trustee)

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a)	Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC’s Central Data Repository (CDR), an Internet-based system for datacollection (https://cdr.ffiec.gov/cdr/), or

(b)	Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data in to the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank’s data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@cdr.ffiec.gov.

FDIC Certificate Number 57890 (RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank’s hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC’s sample report forms, but should show at least the caption of each Call Report item and the reported amount.

HSBC BANK USA, NATIONAL ASSOCIATION
Legal Title of Bank (RSSD 9017)

TYSONS
City (RSSD 9130)
VA	22102
State Abbreviation (RSSD 9200)	Zip Code (RSSD 9220)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429.

HSBC BANK USA, NATIONAL ASSOCIATION	FFIEC 031
RSSD-ID 413208	Report Date 12/31/2023
Last Updated on 2/2/2024	19

Schedule RC - Balance Sheet(Form Type - 031)

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Dollar amounts in thousands
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin[1]	RCFD0081	704,166	1.a.
b. Interest-bearing balances[2]	RCFD0071	24,959,683	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)[3]	RCFDJJ34	15,075,335	2.a.
b. Available-for-sale debt securities (from Schedule RC-B, column D)	RCFD1773	25,695,858	2.b.
c. Equity securities with readily determinable fair values not held for trading[4]	RCFDJA22	120,483	2.c.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold in domestic offices	RCONB987	0	3.a.
b. Securities purchased under agreements to resell[5]	RCFDB989	13,877,574	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCFD5369	226,546	4.a.
b. Loans and leases held for investment	RCFDB528	56,057,171	4.b.
c. LESS: Allowance for loan and lease losses[7]	RCFD3123	570,557	4.c.
d. Loans and leases held for investment, net of allowance (item 4.b minus 4.c)	RCFDB529	55,486,614	4.d.
5. Trading assets (from Schedule RC-D)	RCFD3545	22,224,851	5.
6. Premises and fixed assets (including capitalized leases)	RCFD2145	566,036	6.
7. Other real estate owned (from Schedule RC-M)	RCFD2150	2,495	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCFD2130	7,516	8.
9. Direct and indirect investments in real estate ventures	RCFD3656	0	9.
10. Intangible assets (from Schedule RC-M)	RCFD2143	477,352	10.
11. Other assets (from Schedule RC-F)[6]	RCFD2160	5,747,096	11.
12. Total assets (sum of items 1 through 11)	RCFD2170	165,171,605	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)	RCON2200	130,183,717	13.a.
1. Noninterest-bearing[8]	RCON6631	27,047,991	13.a.1.
2. Interest-bearing	RCON6636	103,135,726	13.a.2.
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)	RCFN2200	5,257,387	13.b.
1. Noninterest-bearing	RCFN6631	0	13.b.1.
2. Interest-bearing	RCFN6636	5,257,387	13.b.2.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased in domestic offices[9]	RCONB993	3,355,000	14.a.
b. Securities sold under agreements to repurchase[10]	RCFDB995	267,090	14.b.
15. Trading liabilities (from Schedule RC-D)	RCFD3548	3,485,832	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCFD3190	2,325,895	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures[1]	RCFD3200	1,449,099	19.

1.	Includes cash items in process of collection and unposted debits.

2.	Includes time certificates of deposit not held for trading.

3.	Institutions that have adopted ASU 2016-13 should report in item 2.a, amounts net of any applicable allowance for credit losses, and should equal to Schedule RC-B, item 8, column A less Schedule RI-B, Part II, item 7, column B.

4.	Item 2.c is to be completed by all institutions. See the instructions for this item and the Glossary entry for "Securities Activities" for further detail on accounting for investments in equity securities.

5.	Includes all securities resale agreements, regardless of maturity.

7.	Institutions that have adopted ASU 2016-13 should report in item 4.c the allowance for credit losses on loans and leases.

6.	Institutions that have adopted ASU 2016-13 should report in items 3.b and 11 amounts net of any applicable allowance for credit losses.

8.	Includes noninterest-bearing demand, time, and savings deposits.

9.	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."

10.	Includes all securities repurchase agreements, regardless of maturity.

1.	Includes limited-life preferred stock and related surplus.

HSBC BANK USA, NATIONAL ASSOCIATION	FFIEC 031
RSSD-ID 413208	Report Date 12/31/2023
Last Updated on 2/2/2024	20

Dollar amounts in thousands
20. Other liabilities (from Schedule RC-G)	RCFD2930	3,376,825	20.
21. Total liabilities (sum of items 13 through 20)	RCFD2948	149,700,845	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCFD3838	1,500,000	23.
24. Common stock	RCFD3230	2,001	24.
25. Surplus (exclude all surplus related to preferred stock)	RCFD3839	13,052,736	25.
26. Not available			26.
a. Retained earnings	RCFD3632	2,838,325	26.a.
b. Accumulated other comprehensive income[2]	RCFDB530	-1,922,302	26.b.
c. Other equity capital components[3]	RCFDA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCFD3210	15,470,760	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCFD3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCFDG105	15,470,760	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCFD3300	165,171,605	29.
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2022	RCFD6724	NR	M.1.
2. Bank's fiscal year-end date (report the date in MMDD format)	RCON8678	NR	M.2.

Schedule RC-A - Cash and Balances Due From Depository Institutions (Form Type - 031)

Exclude assets held for trading.

Dollar amounts in thousands	(Column A) Consolidated Bank		(Column B) Domestic Offices
1. Cash items in process of collection, unposted debits, and currency and coin	RCFD0022	490,342			1.
a. Cash items in process of collection and unposted debits			RCON0020	294,587	1.a.
b. Currency and coin			RCON0080	195,755	1.b.
2. Balances due from depository institutions in the U.S.	RCFD0082	99,185	RCON0082	99,185	2.
3. Balances due from banks in foreign countries and foreign central banks	RCFD0070	299,593	RCON0070	299,470	3.
4. Balances due from Federal Reserve Banks	RCFD0090	24,774,729	RCON0090	24,774,729	4.
5. Total	RCFD0010	25,663,849	RCON0010	25,663,726	5.

2.	Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and accumulated defined benefit pension and other postretirement plan adjustments.

3.	Includes treasury stock and unearned Employee Stock Ownership Plan shares.